TIDAL TRUST III 485BPOS

Exhibit 99(e)(i)(xiii)

THIRTEENTH AMENDMENT
TO ETF DISTRIBUTION AGREEMENT

This thirteenth amendment (“Amendment”) to the ETF Distribution Agreement dated as of June 18, 2024 (the “Agreement”), by and between Tidal Trust III (the “Trust”) and Foreside Fund Services, LLC (“Foreside” and together with the Trust, the “Parties”) is entered into as of September 11, 2025 (the “Effective Date”).

WHEREAS, The Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TIDAL TRUST III		FORESIDE FUND SERVICES, LLC

By:		By:

Name:	Eric Falkeis	Name:	Teresa Cowan

Title:	President	Title:	President

EXHIBIT A

TradersAI Large Cap Equity & Cash ETF
Rockefeller Opportunistic Municipal Bond ETF
Rockefeller California Municipal Bond ETF
Rockefeller New York Municipal Bond ETF
Rockefeller Global Equity ETF
Rockefeller U.S. Small-Mid Cap ETF
4E Quality Growth ETF
GammaRoad Market Navigation ETF
Impact Shares Women's Empowerment ETF
Impact Shares NAACP Minority Empowerment ETF
VistaShares Artificial Intelligence Supercycle ETF
VistaShares Electrification Supercycle ETF
FIRE Funds™ Wealth Builder ETF
FIRE Funds™ Income Target ETF
Fundstrat Granny Shot US Large Cap ETF
Ned Davis Research 360o Dynamic Allocation ETF
Ned Davis Research 360º Core Equity ETF
Ninepoint Energy ETF
Ninepoint Energy Income ETF
The BeeHive ETF
NestYield Total Return Guard ETF
NestYield Dynamic Income ETF
NestYield Visionary ETF
USCF Daily Target 2X Copper Index ETF
Battleshares™ NVDA vs INTC ETF
Battleshares™ TSLA vs F ETF
Battleshares™ AMZN vs M ETF
Battleshares™ COIN vs WFC ETF
Battleshares™ MSTR vs JPM ETF
Battleshares™ NFLX vs CMCSA ETF
Battleshares™ LLY vs YUM ETF
Battleshares™ GOOGL vs NYT ETF
TH GARP Global Rising Leaders ETF
TH GARP India Rising Leaders ETF
PEO AlphaQuest™ Thematic PE ETF
World Dynamic Momentum Leaders ETF
VistaShares Target 15 Berkshire Select Income ETF
VistaShares Target 15 USA Momentum Income ETF
VistaShares Target 15 USA Value Income ETF
VistaShares Target 15 USA Quality Income ETF
VistaShares Target 15 USA Low Volatility Income ETF
VistaShares Animal Spirits Strategy ETF
VistaShares Animal Spirits Daily 2X Strategy ETF
Intech S&P Large Cap Diversified Alpha ETF
Intech S&P Small-Mid Cap Diversified Alpha ETF
MRP SynthEquity ETF
Alpha Brands™ Consumption Leaders ETF

Azoria Golden Age ETF
Azoria 500 Meritocracy ETF
Azoria TSLA Convexity ETF
2X Daily Software Platform ETF
Battleshares™ Bitcoin vs Ether ETF
Battleshares™ Ether vs Bitcoin ETF
Battleshares™ Bitcoin vs Gold ETF
Battleshares™ Gold vs Bitcoin ETF
VistaShares Target 15 ACKtivist Distribution ETF
VistaShares ACKtivist Select ETF
VistaShares BigShort Select ETF
VistaShares Target 15 BigShort Distribution ETF
VistaShares DRUKMacro Select ETF
VistaShares Target 15 DRUKMacro Distribution ETF
VistaShares Berkshire Select ETF

NovaTide Flexible Allocation ETF

Stoneport Advisors Commodity Long Short ETF